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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF INCYTE GENOMICS, INC.



                     Name                                 Jurisdiction of Organization
----------------------------------------------     ----------------------------------------
Incyte Dormant Co. Limited                           England and Wales
Incyte Europe Holdings Limited                       England and Wales
Incyte Genomics Limited                              England and Wales
Proteome, Inc.                                       Delaware